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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated January 11, 2002, which appears on page 11 of the 2001 Annual Report to Shareholders of NDC Automation, Inc.


McGLADREY & PULLEN, LLP


Charlotte, North Carolina
February 12, 2002